AMENDED AND RESTATED SECURITY AGREEMENT

This AMENDED AND RESTATED SECURITY AGREEMENT (*"Agreement"*), is effective as of January 20, 2009 (this *"Agreement"*), by and among GROEN BROTHERS AVIATION, INC., a Utah corporation (the *"Company"*), the Subsidiaries on the signature pages hereto, and the Lenders on the signature pages hereto (the *"Lenders"*).

1. Purpose. This Agreement is granted by the Company in favor of the Lenders under that certain Note Purchase Agreement, effective as of the date hereof (the *"Current Purchase Agreement"*), and the secured promissory notes issued from time to time to certain of the Lenders by the Company under the Current Purchase Agreement (as may be amended, restated, modified or replaced from time to time, the *"Current Notes"*). Under the Current Purchase Agreement and the Current Notes, certain of the Lenders may loan the Company up to the sum of $1,500,000. In consideration of such loans, the Company has agreed to secure all debt of the Company to the Lenders in accordance with the terms and conditions of this Agreement, including without limitation the Current Purchase Agreement, the Current Notes, and that certain prior purchase agreement (the "*Prior Purchase Agreement*" and, together with the Current Purchase Agreement, the "*Purchase Agreement*") and prior promissory notes of the Company (the "*Prior Notes*" and, together with the Current Notes, the "*Notes*"), each as described on Schedule A attached hereto, and subject to the exceptions set forth in Section 2 below. Capitalized terms not defined in this Agreement have the meaning set forth under the Purchase Agreement.

2. Grant of Security Interest. The Company and each of its Subsidiaries hereby grants to Lenders a continuing security interest in and continuing lien on the *"Collateral"* described in Section 3 below to secure the prompt and complete payment of all amounts due under the Notes and all other loans and advances (including all renewals, modifications and extensions thereof) from Lenders to the Company, the obligations under the Purchase Agreement and all obligations of any and every kind and nature, whether arising prior to, under or after this Agreement, however incurred or evidenced, whether primary, secondary, contingent or otherwise, whether arising under this Agreement, under any other security agreements, mortgages, leases, instruments, documents, contracts, or similar agreements, or by oral agreement or created by operation of law plus all interest, costs, expenses, and reasonable attorneys' fees, which may be made or incurred by Lenders in the disbursement, administration, and collection of such amounts, and in the protection, maintenance, and liquidation of the Collateral (collectively, *"Liabilities"*). Notwithstanding the preceding sentence, such grant shall not apply to those unsecured promissory notes set forth on Schedule B attached hereto, and such notes will not be deemed to be Liabilities hereunder. This Agreement shall be and become effective when, and continue in effect, as long as any Liabilities of the Company to Lenders are outstanding and unpaid, and the Company will not sell, assign, transfer, pledge or otherwise dispose of or encumber any Collateral to any third party while this Agreement is in effect without the prior written consent of Lenders.

3. Collateral. The *"Collateral"* covered by this Agreement is all of the Company's right, title and interest in, to and under all assets of the Company, real and personal, tangible and intangible, which it now owns or shall hereafter acquire or create, immediately upon the acquisition or creation thereof, and includes, but is not limited to, the following:

3.1 Accounts. Accounts, documents, money, instruments, policies and certificates of insurance, chattel paper, rights to payment evidenced by chattel paper, health-care insurance receivables, deposit accounts, commercial tort claims, investment property (including Ownership Interests, as defined below), letter of credit rights, contract rights, general intangibles, intellectual property (including, without limitation, all US and foreign patents, patent applications, copyrights, trademarks, trademark applications, service marks, inventions, and discoveries), choses in action, including any right to any refund of any taxes heretofore or hereafter paid to any governmental authority (collectively, the ***"Accounts"***).

3.2 Inventory. All inventory and goods, now owned or hereafter acquired, including but not limited to, raw materials, work in process, finished goods, leased goods, tangible property, stock in trade, wares, and merchandise used in or sold in the ordinary course of business, including goods whose sale, lease or other disposition by the Company has given rise to any Accounts and which goods have been returned to, or repossessed by, or stopped in transit by the Company.

3.3 Equipment. All equipment and fixtures, including all machinery, furniture, furnishings, and vehicles, together with all accessions, parts, attachments, accessories, tools and dies, or appurtenances thereto, or appertaining, attached, kept, used, or intended for use in connection therewith, and all substitutions, improvements and replacements thereof and additions thereto.

3.4 Fixtures. All fixtures, whether now or to be hereafter attached, to any real property in which the Company has an interest.

3.5 Software. All computer programs and supporting information provided in connection with a transaction relating to such program(s).

3.6 Proceeds, Etc. Proceeds, and proceeds of hazard insurance and eminent domain or condemnation awards of all of the foregoing described properties or interests in properties, including all products of, and accessions to, such properties or interests in properties, and all cash or other property which were proceeds and are received by a bankruptcy trustee or otherwise as a preferential transfer to the Company.

3.7 Ownership Interests. All the (a) Ownership Interests (whether now owned or existing or hereafter arising or acquired, whether the same constitutes "general intangibles", "investment property", or a "security" under the New York Uniform Commercial Code and whether such interest is certificated or uncertificated) in each subsidiary of the Company (each, a "***Subsidiary***") and all securities (as that term is defined in the New York Uniform Commercial Code), if any, issued by each such Subsidiary (the foregoing described property being, the "***Pledged Interests***"); (b) certificates or instruments, if any, representing the Pledged Interests and which may be herewith delivered to the Lenders accompanied by assignments executed in blank; (c) dividends and distributions (cash, stock or otherwise), cash, instruments, rights to subscribe, purchase or sell and other rights and property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Interests; (d) replacements, additions to and substitutions for any of the foregoing, including, without limitation, claims against third parties; (e) cash and non-cash proceeds, interest, profits

and other income of or on any of the foregoing described property; (f) supporting obligations; and (g) books and records relating to any of the foregoing described property.

The term "*Ownership Interest*" shall mean all right, title and interest of the Company (whether now owned or existing or hereafter arising or acquired) in: (i) the capital stock and other securities of each Subsidiary as described on Schedule C attached hereto; (ii) all additional shares or other securities of each Subsidiary required to be delivered by the Company pursuant to this Agreement; and (iii) all of the stock rights and interests in, under, to, and arising out of, all of the shares and other securities in the foregoing clauses (i) and (ii) in this definition.

4. Perfection of Security Interest. The Company shall execute and deliver to Lenders, concurrently with the Company's execution of this Agreement and at any time or times hereafter at the request of Lenders (and pay the cost of filing or recording same in all public offices deemed necessary by Lenders), all financing statements, assignments, certificates of title, applications for vehicle titles, affidavits, reports, notices, schedules of Accounts, designations of inventory, letters of authority and all other documents that Lenders may reasonably request, in form satisfactory to Lenders, to perfect and maintain perfected Lenders' security interests in the Collateral. Any such financing statement to be filed may describe the assets and property to be encumbered hereby in a generic description such as "all assets of the debtor," or words of similar effect. In addition, the Company irrevocably authorizes Lenders, their agents, attorneys, and representatives, to file financing statements, and amendments thereto, at the Company's expense, necessary to establish and maintain Lenders' perfected security interest in the Collateral. In order to fully consummate all of the transactions contemplated hereunder, the Company shall make appropriate entries on its books and records disclosing Lenders' security interests in the Collateral.

5. Warranties. The Company warrants and agrees that, except as set forth on Schedule 5(a) attached hereto, while any of the Liabilities remain unperformed and unpaid: (a) the Company is the owner of the Collateral free and clear of all liens or security interests and all chattel paper constituting Collateral evidences a perfected security interest in the goods covered by it, free from all other liens and security interests, and no financing statement other than that of Lenders is on file covering the Collateral or any of it and if Inventory is represented or covered by documents of title, the Company is the owner of the documents, free of all liens and security interest other than Lenders' security interest; (b) the Company's exact legal name is as set forth above; (c) the Company is an organization of the type and organized in the jurisdiction set forth above, (d) the address of the Company's principal office is as set forth above, while the addresses of the Company's other places of business where Collateral is now or may in the future be located, and the Company's business locations shall not be changed without the prior written consent of Lenders, and the Company further warrants that the Collateral, wherever located, is covered by this Agreement; (e) the Collateral will not be used, nor will the Company permit the Collateral to be used, for any unlawful purpose, whatever; (f) the Company shall at all times maintain the Collateral in good working condition and repair; (g) the Company will indemnify and hold Lenders harmless against claims of any persons or entities not party to this Agreement concerning disputes arising over the Collateral; and (h) the Collateral is or will be located at the following addresses: 2640 California Ave., Salt Lake City, UT 84104; and 3000 Palo Verde Rd, Buckeye, AZ 85326.

6. Covenants Concerning the Company's Legal Status. The Company covenants with the Lenders as follows: (a) without providing at least thirty (30) days prior written notice to the Lenders, the Company will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if the Company does not have an organizational identification number and later obtains one, the Company shall forthwith notify the Lenders of such organizational identification number, and (c) the Company will not change its type of organization, jurisdiction of organization or other legal structure. The Company agrees that all documents, instruments and agreements demanded by Lenders in response to any of the changes described in this Section shall be prepared, filed and recorded at the Company's expense prior to the effective date of such change.

7. Insurance, Taxes, Etc. the Company shall (a) pay all taxes, levies, assessments, judgments and charges of any kind upon or relating to the Collateral, to the Company's business, and to the Company's ownership or use of any of its assets, income or gross receipts; (b) at its own expense, keep and maintain all of the Collateral fully insured against loss or damage by fire, theft, explosion and other risks in such amounts, with such companies, under such policies and in such form as shall be satisfactory to Lenders, which policies shall expressly provide that loss thereunder shall be payable to Lenders as their interest may appear (and Lenders shall have a security interest in the proceeds of such insurance and may apply any such proceeds which may be received by them toward payment of the Liabilities, whether or not due, in such order of application as Lenders may determine); (c) maintain at its own expense public liability and property damage insurance in such amounts with such companies, under such policies and in such form as shall be satisfactory to Lenders; and, upon Lenders' request, shall furnish Lenders with such policies and evidence of payment of premiums thereon. If the Company at any time hereafter should fail to obtain or maintain any of the policies required above or pay any premium in whole or in part relating thereto, or shall fail to pay any such tax, assessment, levy, or charge or to discharge any such lien or encumbrance, then Lenders, without waiving or releasing any obligation or default of the Company hereunder, may at any time hereafter (but shall be under no obligation to do so) make such payment or obtain such discharge or obtain and maintain such policies of insurance and pay such premiums, and take such action with respect thereto as Lenders deems advisable. All sums so disbursed by Lenders, including reasonable attorneys' fees, court costs, expenses, and other charges relating thereto, shall be part of the Company's Liabilities, secured hereby, and payable on demand.

8. Sale, Collections, Etc.

8.1 Until an Event of Default (as that term is defined below), each Lender authorizes and permits the Company to collect Accounts from Account debtors. This privilege may be terminated by Lenders at any time upon the occurrence of an Event of Default as set forth in this Agreement, and Lenders thereupon shall be entitled to and have all of the ownership, title, rights, securities and guarantees of the Company in respect of Accounts, and in respect to the property evidenced thereby, including the right of stoppage in transit, and Lenders may notify any Account debtor of the assignment of Accounts and collect the same; thereafter the Company will receive all payments on Account as agent of and for Lenders and will transmit to Lenders, on the day of receipt thereof, all original checks, drafts, acceptances, notes and other evidence of payment received in payment of or on account of Accounts, including all cash monies, similarly received by the Company. Until such delivery, the Company shall keep all such remittances

8.2 Until an Event of Default and until such time as Lenders have notified the Company of the revocation of such power and authority the Company may (i) only in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by the Company for such purpose; (ii) use and consume any raw materials, work in process or materials, the use and consumption of which is necessary in order to carry on the Company's business; and the Company shall, at its own expense, endeavor to collect, as and when due all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as Lenders may reasonably request or, in the absence of such request, as the Company may deem advisable. A sale in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt.

9. Waiver. The Company waives all defenses and setoffs which could hinder or reduce the obligations of the Company under this Agreement. In addition, except as expressly prohibited by law, the Company waives any right it has to require Lenders to give notice of the details of any public or private sale of personal property security held from the Company or pursue any remedy available to Lenders.

10. Information. The Company shall permit Lenders or their agents upon reasonable request to have access to and to inspect all the Collateral and from time to time verify Accounts and chattel paper, inspect, check, make copies of or extracts from the books, records and files of the Company, and the Company will make same available at any time for such purposes. In addition, the Company shall promptly supply Lenders with financial and such other information concerning its affairs and assets as Lenders may request from time to time.

11. Event of Default.

11.1 An Event of Default shall exist as and when provided under the Notes.

11.2 Upon the occurrence of an Event of Default, the Notes and all other Liabilities may (notwithstanding any provisions thereof) at the option of Lenders and without demand or notice of any kind, be declared, and thereupon immediately shall become due and payable, and Lenders may exercise from time to time any rights and remedies, including the right to immediate possession of the Collateral, available to them under applicable law. The Company agrees, in case of an Event of Default, to assemble, at its expense, all the Collateral at a convenient place acceptable to Lenders and to pay all costs of Lenders of collection of the Notes and all other Liabilities, and enforcement of rights hereunder, including reasonable attorneys' fees and legal expenses, including participation in bankruptcy proceedings, and expense of locating the Collateral and expenses of any repairs to any realty or other property to which any of the Collateral may be affixed or be a part. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if sent at least seven days before such disposition, postage prepaid, addressed to the undersigned either at the address shown below, or at any other address of the undersigned appearing on the records of Lenders.

11.3 THE COMPANY AGREES THAT THE LENDERS SHALL, IN THE EVENT OF ANY DEFAULT, HAVE THE RIGHT TO PEACEFULLY TAKE POSSESSION OF ANY OF THE COLLATERAL. THE COMPANY WAIVES ANY RIGHT IT MAY HAVE, IN SUCH INSTANCE, TO A JUDICIAL HEARING PRIOR TO SUCH RETAKING.

12. Voting Rights; Pledged Interests.

12.1 Absent Event of Default. So long as no Event of Default occurs and is continuing: (i) the Company shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Interests or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Purchase Agreement or the other Transaction Documents; and (ii) the Company shall be entitled, subject to the terms of the Transaction Documents, to receive and retain any and all distributions and interest paid in respect of the Pledged Interests; *provided, further*, that any and all: (1) distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Interests; and (2) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Interests shall be delivered to the Lenders, or their respective designee(s), to hold as Collateral and shall, if received by the Company, be received in trust for the benefit of the Lenders, be segregated from the other property or funds of the Company, and be forthwith delivered to the Lenders, or their respective designee(s), as Pledged Interests in the same form as so received (with any necessary endorsement(s)). The Company shall, upon request by the Lenders, promptly execute such instruments, documents and agreements and do such acts as may be necessary or advisable to give effect to the provisions of this Section 12.1.

12.2 Upon an Event of Default. Upon the occurrence and during the continuance of an Event of Default: (i) all rights of the Company to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 12.1 and to receive the distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 12.1 shall cease, at the Lenders' election, and all such rights shall thereupon become vested in the Lenders, or their respective designee(s), who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such distributions and interest payments; and (ii) all distributions and interest payments which are received by the Company contrary to the provisions of Sections 12.1 or 12.2 shall be received in trust for the benefit of the Lenders, shall be segregated from other funds of the Company, and shall be forthwith paid over to the Lenders or their respective designee(s) as Collateral in the same form as so received (with any necessary endorsement(s)).

12.3 Pledged Interests. Without limiting any other rights or remedies available to the Lenders elsewhere hereunder or under the other Transaction Documents, at any time after an Event of Default occurs and is continuing, the Lenders, at their option and without any obligation to do so, may transfer to or register in their names, or the names of any nominee(s) all or any part of the Pledged Interests, and the Lenders may exercise in respect of the Pledged Interests, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies under applicable law and of a secured party on default under the New York Uniform Commercial Code; and the Lenders may also, without notice except as specified below, sell the Pledged Interests or any part thereof in one or more parcels at public or private sale, at

any exchange, broker's board or any of the Lenders' offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lenders may deem commercially reasonable. The Lenders shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Interests for their own account in compliance, with Regulation D of the Securities Act of 1933, as amended, and applicable state securities laws or under any other applicable exemption available under such laws. The Company agrees that, to the extent notice of sale shall be required by law, at least 10 days notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lenders shall not be obligated to make any sale of the Pledged Interests regardless of notice of sale having been given. The Lenders may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place it was so adjourned. Any cash held by the Lenders as Pledged Interests and all cash proceeds received by the Lenders in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Interests may, in the sole discretion of the Lenders, be held by the Lenders as Collateral for, and/or then or at any time thereafter in whole or in part by the Lenders against, all or any parts of the Liabilities in such order as the Lenders shall elect.

13. General. The Company hereby irrevocably appoints the Lenders as the Company's attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company, the Lenders, from time to time in the Lenders' discretion to take any action and to execute any instrument that the Lenders may deem reasonably necessary or advisable to accomplish the purposes of this Agreement.

Time shall be deemed of the very essence of this Agreement. Except as otherwise defined in this Agreement, all terms in this Agreement shall have the meanings provided by the New York UCC, as amended, revised or replaced or any successor laws hereafter enacted (***"New York Commercial Code"***). Lenders shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in their possession if they take such action for that purpose as the Company requests in writing, but failure of Lenders to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and failure of Lenders to preserve or protect any rights with respect to such Collateral against any prior parties or to do any act with respect to the preservation of such Collateral not so requested by the Company shall not be deemed a failure to exercise reasonable care in the custody and preservation of such Collateral. Any delay on the part of Lenders in exercising any power, privilege or right hereunder, or under any other instrument executed by the Company to Lenders in connection herewith shall not operate as a waiver thereof, and no single or partial exercise thereof, or the exercise of any other power, privilege or right shall preclude other or further exercise thereof, or the exercise of any other power, privilege or right. The waiver by Lenders of any Event of Default by the Company shall not constitute a waiver of any subsequent Events of Default, but shall be restricted to the Event of Default so waived. All rights, remedies and powers of Lenders hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all rights, remedies and powers given hereunder or in or by any other instruments or by the New York Uniform Commercial Code, or any laws now existing or hereafter enacted.

This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to any applicable principles of conflicts of laws. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. The rights and privileges of Lenders hereunder shall inure to the benefit of their successors and assigns and this Agreement shall be binding on all heirs, executors, administrators, assigns and successors of the Company.

Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient if given in accordance with section 5.4 of the Current Purchase Agreement.

This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior written and oral communications or understandings. This Agreement may be amended or supplemented only by a writing signed on behalf of both parties. The Company acknowledges receipt of a true and complete copy of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

THE LENDERS AND THE COMPANY ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT ONE THAT MAY BE WAIVED. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, PURCHASER AND THE COMPANY WAIVE ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT.

[signatures appear on following pages]

The parties have executed this Amended and Restated Security Agreement as of the date first written above.

COMPANY:

GROEN BROTHERS AVIATION, INC.

By: ______________________________

Name: David Groen

Its: President & CEO

Address:

2640 West California Avenue, Suite A
Salt Lake City, Utah 84104
ATT: David Groen
Fax: (801) 973-4027

SUBSIDIARIES:

GROEN BROTHERS AVIATION USA, INC.

By: ______________________________

Name: David Groen

Its: President & CEO

Address:

2640 West California Avenue, Suite A
Salt Lake City, Utah 84104
ATT: David Groen
Fax: (801) 973-4027

LENDERS:

WESTFORD SPECIAL SITUATIONS MASTER FUND, L.P.

By: Westford Global Asset Management Ltd.
Its: General Partner

By:____________________________
Name: Steve G. Stevanovich
Title: Director

Address:
Grand Rue 3, 6th Floor
Montreux, CH-1820, Switzerland fax:
Facsimile: +41 21 966 79 22

EPSILON GLOBAL MASTER FUND LP

By: Epsilon Global Asset Management Ltd..
Its: General Partner

By:____________________________
Name: Steve G. Stevanovich
Title: Director

Address:
Grand Rue 3, 6th Floor
Montreux, CH-1820, Switzerland fax:
Facsimile: +41 21 966 79 22

CAPITAL STRATEGIES FUND, LTD.

By: Westford Global Asset Management Ltd.
Its: Investment Manager

By: ____________________________
Name: Steve G. Stevanovich
Title: Director

Address:
Grand Rue 3, 6th Floor
Montreux, CH-1820, Switzerland fax:
Facsimile: +41 21 966 79 22

Schedule A

The promissory note(s) of the Company issued pursuant to that certain Securities Purchase Agreement entered into by the Company and Westford Special Situations Master Fund, L.P., in July 2007, in an aggregate principal amount of $3,000,000.

The following promissory notes issued by the Company to Capital Strategies Fund, Ltd., on the dates and in the principal amounts set forth below:

Principal Amount	*Date of Issue*
$300,000	May 1, 2006
$500,000	October 2, 2006
$400,000	December 22, 2006
$200,000	January 10, 2007

Schedule B

Promissory Note issued by the Company to Capital Strategies Fund, Ltd. on the date hereof in the principal amount of $9,611,350.00.

Promissory Note issued by the Company to Westford Special Situations Master Fund, L.P. on the date hereof in the principal amount of $27,350,280.00.

Schedule C

Ownership Interests:

Subsidiary	Sole Stockholder	Class of Stock Number of Shares	Stock Cert. #	Outstanding options:
Groen Brothers Aviation USA, Inc.	Groen Brothers Aviation, Inc.	2,500,001 Common Shares (which shares represent 100% of all outstanding capital stock of Groen Brothers Aviation USA, Inc.)	0010 & 0012	None